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                                   EXHIBIT 3.4

                                        I HEREBY CERTIFY THAT THIS IS A COPY OF
                                        A DOCUMENT FILED WITH THE REGISTRAR OF
                                        COMPANIES ON SEP 11 1987     19
                                                     ---------------   -----
                                        /s/ illegible
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                                        ASSISTANT DEPUTY REGISTRAR OF COMPANIES
                                        FOR THE PROVINCE OF BRITISH COLUMBIA


                                     FORM 21

                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                   COMPANY ACT

                                                         Cert. of Incorp. 330743

                               SPECIAL RESOLUTION

     The following special resolutions were passed by the undermentioned Company on the date stated:

Name of Company:  NO. 96 SAIL VIEW VENTURES LTD.

Date resolutions passed:  September 9, 1987

Resolution:

     "RESOLVED, as special resolutions, that:

1. The name of the Company be changed from "NO. 96 SAIL VIEW VENTURES LTD." to "EAST COAST EXPLORATIONS LTD."

2.   Item 1 of the Memorandum of the Company be changed to read:

     The name of the Company is "EAST COAST EXPLORATIONS LTD."

3. The capital of the Company be altered by increasing the authorized capital of the Company from 10,000 Common shares without par value to 20,000,000 Common shares without par value.

4. The Memorandum as altered by these resolutions be in the form attached hereto and marked Schedule "A", so that the Memorandum as altered shall at the time of filing comply with the Company Act."



CERTIFIED a true copy the 9th day of September, 1987.



                                                   /s/ illegible
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                                                            Solicitor
                                                  -----------------------------

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                                  SCHEDULE "A"

                                   MEMORANDUM

                       (As altered by special resolutions
                      dated the 9th day of September, 1987)

                                       of

                          EAST COAST EXPLORATIONS LTD.



1.   The name of the Company is "EAST COAST EXPLORATIONS LTD."

2. The authorized capital of the Company consists of Twenty Million (20,000,000) Common shares without par value.